SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2012

Rolling Technologies, Inc.

(Exact name of registrant as specified in its charter)

NV	000-53982	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Penthouse, Menara Antara No. 11, Jalan Bukit Ceylong, Kuala Lumpur	50200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 012-377-0130

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 17, 2012, Tee Kai Shen resigned as Secretary of the Company concurrently with the appointment of Tam Siew Suan to act as our Secretary.

There was no known disagreement with Tee Kai Shen on any matter relating to the Company’s operations, policies or practices.

Tam Siew Suan is one of our directors. Tam Siew Suan obtained a Bachelor of Science from University Lampung in 2002. Since that time, Tam Siew Suan has worked as a Senior Engineer at Vintage Manufacturing Co. In this position, Tam Siew Suan has gained experience in design and manufacturing, which have been extremely beneficial in the design and development of our current Product.

There are no family relationships between Tam Siew Suan and any of our directors or executive officers.

Tam Siew Suan has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Tam Siew Suan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rolling Technologies, Inc.

/s/ Tee Kai Shen

Tee Kai Shen
Chief Executive Officer

Date: July 17, 2012

2